QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.23

SABRE HOLDINGS CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
Amended and Restated
Effective as of January 1, 2005

        WHEREAS, the Board of Directors of The SABRE Group Holdings, Inc. ("TSGH") established the Employee Stock Purchase Plan (the "Plan") dated January 1, 1997 as a plan for the employees of The SABRE Group, Inc. and certain of its Subsidiaries to purchase at a discount under the requirements of Section 423 of the Internal Revenue Code shares of Class A Common Stock. $.01 par value,

        WHEREAS, effective July 1, 2000 the Board of Directors of Sabre Holdings Corporation ("Holdings") amended, superseded and replaced in its entirety the Plan dated January 1, 1997 with an amended and restated Employee Stock Purchase Plan (the "2000 Plan"),

        WHEREAS, on January 19, 2004 the Board of Directors of Holdings approved the amended and restated Employee Stock Purchase Plan (the "2004 Restatement"), and its submission to the stockholders of Holdings,

        WHEREAS, effective as of May 4, 2004, the date upon which the 2004 Restatement was approved by the stockholders of Holdings, the 2004 Restatement amended, superseded and replaced in its entirety the 2000 Plan,

        WHEREAS, Holdings wishes to amend the 2004 Restatement to bring the Plan into compliance with the new FAS 123r accounting rules, and to make certain other Plan design changes, effective as of January 1, 2005;

        NOW, THEREFORE, effective as of January 1, 2005, the Holdings Board of Directors hereby amends, supersedes and replaces in its entirety the 2004 Restatement with this Employee Stock Purchase Plan, as amended and restated effective as of January 1, 2005 (the "2005 Restatement").

ARTICLE I
INTRODUCTION

        1.1.  Purpose of Plan. The purpose of the Plan is to provide employees of Sabre Inc., a Delaware Corporation ("Sabre"), and certain of its Subsidiaries (collectively, the "Company") with an incentive for individual contribution to ensure the future growth of the Company by enabling such employees to acquire shares of Class A Common Stock, $.01 par value per share of Holdings (the "Holdings Stock"), in the manner contemplated by the Plan. Rights to purchase Holdings Stock offered pursuant to the Plan are a matter of separate inducement and not in lieu of any salary or other compensation for the services of any employee. The Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

        1.2.  Shares Reserved for the Plan. There shall be reserved for issuance and purchase by Eligible Employees under the Plan an aggregate of four million (4,000,000) shares of Holdings Stock. Holdings Stock subject to the Plan may be shares now or hereafter authorized but unissued, or shares that were once issued and subsequently reacquired by Holdings. If and to the extent that any right to purchase reserved shares shall not be exercised by any Eligible Employee for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but such unpurchased shares shall not be deemed to increase the aggregate number of shares specified above to be reserved for purposes of the Plan (subject to adjustment as provided in Section 4.6).

ARTICLE II
DEFINITIONS

        2.1.  "Account" means a Plan account.

        2.2.  "Board" means the Holdings Board of Directors.

        2.3.  "Code" means the Internal Revenue Code of 1986, as amended.

        2.4.  "Committee" means the Compensation Committee of the Board.

        2.5.  "Company" means collectively Holdings, Sabre and every Subsidiary.

        2.6.  "Current Eligible Compensation" means for any pay period the gross amount of Eligible Compensation with respect to which net amounts are actually paid in such pay period.

        2.7.  "Eligible Compensation" means for any Eligible Employee his or her base pay, or other pay as determined by the Committee.

        2.8.  "Eligible Employee" means those individuals described in Sections 3.1 and 3.2.

        2.9.  "Fair Market Value" means the mean of the high and low sales prices of a share of Holdings Stock on either the New York Stock Exchange ("NYSE") or the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the date in question or, if Holdings Stock shall not have been traded on such exchange on such date, the mean of the high and low sales prices on such exchange on the first day prior thereto on which Holdings Stock was so traded or such other amount as may be determined by the Committee by any fair and reasonable means.

        2.10. "Holdings" means Sabre Holdings Corporation.

        2.11. "Holdings Stock" means the Class A Common Stock, $.01 par value, of Holdings.

        2.12. "Investment Date" means the last business day of each Investment Period during which the Plan is in existence.

        2.13. "Investment Period" means each three-month period, beginning on each of January 1, April 1, July 1 and October 1, during which the Plan is in existence.

        2.14. "Participating Employee" means an Eligible Employee (i) for whom payroll deductions are currently being made or (ii) for whom payroll deductions are not currently being made because he or she has reached the limitation set forth in Section 3.5.

        2.15. "Plan" means this Sabre Holdings Corporation Employee Stock Purchase Plan.

        2.16. "Plan Entry Date" means the first day of each six-month period, beginning January 1 or July 1 of each Plan Year.

        2.17. "Plan Year" means the calendar year.

        2.18. "Sabre" means Sabre Inc.

        2.19. "Subsidiary" means Sabre and any corporation designated by the Board for participation into this Plan in which Holdings or a subsidiary owns not less than 50% of the total combined voting power of all classes of stock.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

        3.1.  Eligibility. All employees of Sabre and each Subsidiary, provided that such employee:

  a.
  is not in a group of key employees that, pursuant to Section 423(b)(4)(D) of the Code, the Committee determines to be ineligible to participate in the Plan; and

  b.
  does not own, immediately after the right is granted, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of capital stock of Holdings, Sabre or of a Subsidiary.

In determining stock ownership under this Section 3.1, the rules of Section 424(d) of the Code shall apply and Holdings Stock that the employee may purchase under outstanding options shall be treated as Holdings Stock owned by the employee.

        3.2.  Cessation of Eligibility. An individual's status as an Eligible Employee will cease on the earliest to occur of the following events: (a) the individual's termination of employment from the Company (b) the individual's death; or (c) the date the individual ceases to satisfy any of the eligibility criteria of Section 3.1 of the Plan.

        3.3.  Election to Participate. Each Eligible Employee may elect to participate in the Plan by completing and providing to Sabre an enrollment application. The enrollment will be effective as of the first Plan Entry Date subsequent thereto. Each Eligible Employee may elect a payroll deduction of up to ten percent (10%) of such Eligible Employee's Current Eligible Compensation. Elections under this Section 3.3 are subject to the limitations contained in Section 3.5. All payroll deductions shall be credited as promptly as practicable to an Account in the name of the Participating Employee and may be used by Holdings until so credited for any corporate purpose. Unless he or she elects otherwise during the six-month period following the applicable Plan Entry Date, an Eligible Employee who is a Participating Employee will be deemed (i) to have elected to participate in the Plan for the two Investment Periods following the applicable Plan Entry Date and (ii) to have authorized payroll deductions as in effect for such Eligible Employee on the day before the Plan Entry Date. Once an election of a payroll deduction has been made, the Participating Employee may not change that election until the next Plan Entry Date except as provided in Section 3.4. For the avoidance of doubt, subject to Section 3.4, each election with respect to a particular Plan Entry Date shall be effective for the two Investment Periods and Investment Dates following the Plan Entry Date.

        3.4.  Cessation of Participation. A Participating Employee may at any time cease participation in the Plan by filing with the Committee or its designee a form specified by the Committee or its designee. The cessation will be effective as soon as practicable, whereupon no further payroll deductions will be made, and any payroll deductions made on the Participating Employee's behalf during the Investment Period in which the cessation occurred shall be invested in Holdings stock pursuant to the Plan on the next following Investment Date. Any Participating Employee who ceases being a Participating Employee may elect to participate before the next or any subsequent Plan Entry Date, if he or she is then an Eligible Employee. A Participating Employee ceases being a Participating Employee if he or she ceases being an Eligible Employee.

        3.5.  Dollar Amount Limit on Participation. No right to purchase shares under this Plan shall permit an employee to purchase Holdings stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any parent or Subsidiary of the Company, which in the aggregate exceeds $25,000 (or such other dollar limit as may be specified from time to time under Section 423 of the Code) of Fair Market Value of such stock (determined at the time the right is granted, which, in the case of this Plan, is each Plan Entry Date) for each calendar year in which the right is outstanding at any time.

ARTICLE IV
PURCHASE OF HOLDINGS STOCK AND ACCOUNTS

        4.1.  Purchase Price. The purchase price for each share of Holdings Stock shall be ninety-five percent (95%) of the Fair Market Value of such share on the applicable Investment Date.

        4.2.  Method of Purchase and Investment Accounts. As of each Investment Date, each Participating Employee shall be deemed without further action, to have purchased, the number of whole and fractional shares of Holdings Stock determined by dividing the amount of his or her payroll deductions not theretofore invested by the purchase price as determined in Section 4.1. Records of such shares shall be maintained in separate Accounts for each Participating Employee. All cash dividends paid with respect to such shares shall be credited to each Participating Employee's Account and will automatically be reinvested in whole or fractional shares of Holdings Stock, unless the Participating Employee elects not to have such dividends reinvested.

        4.3.  Title of Accounts. Each Account may be in the name of the Participating Employee or, if he or she so indicates on the appropriate form, in his or her name jointly with another person, with right of survivorship. A Participating Employee who is a resident of a jurisdiction that does not recognize such a joint tenancy may have an Account in his or her name as tenant in common with another person, with right of survivorship.

        4.4.  Rights as a Stockholder. At the time funds from a Participating Employee's payroll deduction are used to purchase Holdings Stock, he or she shall have all of the rights and privileges of a stockholder of Holdings with respect to whole shares purchased under the Plan whether or not certificates representing full shares have been issued. A Participating Employee shall not have any of the rights and privileges of a stockholder of Holdings with respect to fractional shares purchased under the Plan.

        4.5.  Rights not Transferable. Rights granted under the Plan are not transferable by a Participating Employee and are exercisable during his or her lifetime only by him or her.

        4.6.  Adjustment in the Case of Changes Affecting Holdings Stock. In the event of a subdivision of outstanding shares of Holdings Stock, or the payment of a stock dividend thereon, the number of shares reserved or authorized to be reserved under this Plan shall be increased proportionately, and such other adjustment shall be made as may be deemed necessary or equitable by the Board of Directors. In the event of any other change affecting Holdings Stock, such adjustment shall be made as deemed equitable by the Board of Directors to give proper effect to such event, subject to the limitations of Section 424 of the Code.

ARTICLE V
AMENDMENT AND TERMINATION OF THE PLAN

        5.1.  Amendment of the Plan. The Board of Directors, or its designate, may at any time, or from time to time, amend the Plan in any respect provided, however, that the Plan may not be amended in any way that will cause rights issued under it to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code, including stockholder approval if required.

        5.2.  Termination of the Plan. The Plan and all rights of employees hereunder shall terminate: (a) on the Investment Date that Participating Employees become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase or (b) at any time, at the discretion of the Board of Directors. If the Plan terminates under circumstances described in (a) above, reserved shares remaining as of the termination date shall be sold to Participating Employees pro rata based on the balances in the payroll deduction accounts. Any payroll deductions remaining after termination of the Plan and after the purchase of shares as described in the preceding sentence shall be refunded to the Participating Employees making such payroll deductions.

ARTICLE VI
MISCELLANEOUS

        6.1.  Administration of the Plan. The Plan shall be administered at the expense of Holdings, by the Committee. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons.

        6.2.  Governmental Regulations. The Plan, and the grant and exercise of the rights to purchase shares hereunder, and Holdings' obligations to sell and deliver shares upon exercise of rights to purchase shares shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may in the opinion of counsel for Holdings be required.

        6.3.  Indemnification of Committee. Service on the Committee shall constitute service as a Director of Holdings so that members of the Committee shall be entitled to indemnification and reimbursement as Directors of Holdings pursuant to its Certificate of incorporation, By-Laws, or resolutions of its Board of Directors or stockholders.

        6.4.  Third Party Beneficiaries. None of the provisions of the Plan shall be for the benefit of or enforceable by any creditor of a Participating Employee. A Participating Employee may not create a lien on any portion of the cash balance accumulated in such Participating Employee's payroll deduction account or on any shares covered by a right to purchase before a stock certificate for such shares is issued for such Participating Employee's benefit.

        6.5.  General Provisions. The Plan shall neither impose any obligation on Sabre or on any Subsidiary to continue the employment of any Employee Eligibility, nor impose any obligation on any Employee Eligibility to remain in the employ of Sabre or of any Subsidiary. For purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation within the meaning of Section 423(a)(2) of the Code and the regulations and rulings interpreting such section. For purposes of the Plan, the transfer of an employee from employment with Sabre to employment with a Subsidiary, or vice versa, shall not be deemed a termination of employment of the employee. Subject to the specific terms of the Plan, all employees granted rights to purchase shares hereunder shall have the same rights and privileges.

By Order of the Board of Directors
/s/ James F. Brashear
James F. Brashear Corporate Secretary

QuickLinks

  Exhibit 10.23
SABRE HOLDINGS CORPORATION EMPLOYEE STOCK PURCHASE PLAN Amended and Restated Effective as of January 1, 2005
ARTICLE I INTRODUCTION
ARTICLE II DEFINITIONS
ARTICLE III ELIGIBILITY AND PARTICIPATION
ARTICLE IV PURCHASE OF HOLDINGS STOCK AND ACCOUNTS
ARTICLE V AMENDMENT AND TERMINATION OF THE PLAN
ARTICLE VI MISCELLANEOUS